UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025 ( June 11, 2025)

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Union Blvd., Suite 600
 Lakewood, Colorado, United States 80228
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (303) 974-2140

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	UUUU	NYSE American LLC
	EFR	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Energy Fuels Inc. (the "Company") held its Annual and Special Meeting of Shareholders (the "Meeting") virtually on June 11, 2025. At the Meeting, the Company's shareholders approved an amendment (the "Amendment") of the Company's Omnibus Equity Incentive Compensation Plan (the "Plan") to (i) increase the number of common shares of the Company (the "Common Shares") reserved for issuance to participants under the Plan, from 10,000,000 Common Shares to 17,500,000 Common Shares, (ii) increase the aggregate number of Common Shares that may be issued under all Full Value Awards (defined in the Plan) from 7,500,000 Common Shares to 12,500,000 Common Shares, and (iii) remove the maximum number of Common Shares issuable upon the exercise of tax-qualified incentive stock options. The Amendment was previously approved by the Board of Directors of the Company, subject to shareholder approval.

The Amendment became effective immediately upon shareholder approval at the Meeting. A more complete summary of the terms of the Amendment is set forth in "Proposal 3: Amendment of the Omnibus Equity Incentive Compensation Plan to Increase Share Authorization Limits" in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 23, 2025 (the "Proxy Statement"), which description and text are incorporated herein by reference.

The foregoing description of the terms of the Amendment and the description thereof incorporated by reference from the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Meeting, three (3) proposals were submitted to the shareholders of the Company for approval as set forth in the Company's definitive proxy statement, filed with the United States Securities and Exchange Commission on April 23, 2025. In total, 109,225,842 Common Shares were present virtually or represented by proxy at the Meeting.

Proposal No. 1 - Election of Directors.

The eleven (11) nominees proposed by management for election as directors were elected by the shareholders of the Company as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
J. Birks Bovaird	60,640,323	Nil	6,068,345	42,517,174
Mark S. Chalmers	62,781,778	Nil	3,926,890	42,517,174
Benjamin Eshleman III	58,797,648	Nil	7,911,020	42,517,174
Ivy V. Estabrooke	60,232,439	Nil	6,476,229	42,517,174
Barbara A. Filas	62,661,845	Nil	4,046,823	42,517,174
Bruce D. Hansen	62,025,787	Nil	4,682,881	42,517,174
Jaqueline Herrera	62,290,714	Nil	4,417,954	42,517,174
Dennis L. Higgs	65,193,117	Nil	1,515,551	42,517,174
Robert W. Kirkwood	65,482,865	Nil	1,225,803	42,517,174
Alexander G. Morrison	65,105,536	Nil	1,603,132	42,517,174
Michael H. Stirzaker	65,967,109	Nil	741,559	42,517,174

Proposal No. 2 - Appointment of KPMG LLP as Independent Auditors of the Company.

The shareholders of the Company approved the appointment of KPMG LLP of Denver, Colorado, an independent registered public accounting firm, as auditors of the Company until the next annual meeting of shareholders, and authorized the Directors to fix the remuneration of the auditors as follows:

Votes For	Votes Withheld	Abstentions
107,858,053	Nil	1,367,789

Proposal No. 3 - Amendment of the Omnibus Equity Incentive Compensation Plan to Increase Share Authorization Limits.

The shareholders of the Company approved the amendment of the Company's Omnibus Equity Incentive Compensation Plan to increase share authorization limits, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
62,484,508	3,554,952	669,208	42,517,174

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Energy Fuels Inc. 2024 Omnibus Equity Incentive Compensation Plan, as amended on May 24, 2024 and April 21, 2025 (incorporated by reference to Exhibit 4.1 of the Registrant's Form S-8, filed with the SEC on April 22, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC. (Registrant)

Dated: June 12, 2025	By: /s/ David C. Frydenlund David C. Frydenlund Executive Vice President, Chief Legal Officer and Corporate Secretary